                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A
                               AMENDMENT NO. 1 TO

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): December 1, 1999


                         HORSESHOE GAMING HOLDING CORP.
             (Exact name of registrant as specified in its charter)



                Delaware                                                                        88-0425131
    (State or other jurisdiction of              (Commission File Number)            (I.R.S. Employer Identification
             incorporation)                                                                      Number)


                 4024 South Industrial Road, Las Vegas, NV 89103
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (702) 650-0080

                                 Not Applicable
         (Former name or former address, if changed since last report.)

         This Amendment No. 1 amends Item 7 (a) of the current report on Form 8-K dated December 1, 1999 and originally filed on December 16, 1999, by adding the financial statements of Empress Entertainment, Inc.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Acquired or to be Acquired Businesses.

                  The following historical financial statements of Empress Entertainment, Inc. are attached hereto:

                  (i) Consolidated Balance Sheet as of September 30, 1999 (unaudited) and December 31, 1998

                  (ii) Consolidated Statements of Income for the three and nine months ended September 30, 1999 (unaudited)

                  (iii) Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 (unaudited)

                  (iv)     Consolidated Statements of Stockholders' Equity
                           (unaudited)

                  (v) Notes to Consolidated Financial Statements as of September 30, 1999 (unaudited)

                          EMPRESS ENTERTAINMENT, INC.

                          CONSOLIDATED BALANCE SHEETS
                      (In Thousands Except Share Amounts)

                                                                      September 30,   December 31,
                                                                           1999           1998
                                                                      -------------   ------------
                                                                       (Unaudited)
Assets
Current assets:
     Cash and cash equivalents                                           $ 35,794       $ 33,555
     Accounts receivable, less allowance for doubtful
       accounts of $2,657 and $2,235, respectively                          3,651          2,908
     Other current assets                                                   4,818          3,099
     US Treasuries held for defeasance including accrued
       interest and unamortized premium                                         -        163,933
                                                                         --------       --------
                Total current assets                                       44,263        203,495

Property and equipment, net                                               189,859        193,809

Other assets, net                                                          34,217         29,509
                                                                         --------       --------
                Total assets                                             $268,339       $426,813
                                                                         ========       ========

Liabilities and Stockholders' Equity
Current liabilities:
     Accounts payable                                                    $  5,019       $  4,289
     Accrued payroll and related expenses                                   7,625          6,802
     Interest payable                                                       3,085         10,799
     Other accrued liabilities                                             17,304         11,573
     Current portion of long-term debt                                          -        150,000
                                                                         --------       --------
                Total current liabilities                                  33,033        183,463

Long-term debt                                                            165,000        176,000

Commitments and contingencies

Stockholders' equity:
     Common stock; $.01 par value; 6,000 shares authorized;
        1,909.364 shares issued and outstanding                                 -              -
     Treasury stock; 17.381 shares, held at cost                           (4,667)        (4,667)
     Additional paid-in capital                                            16,548         16,548
     Retained earnings                                                     58,425         55,469
                                                                         --------       --------
        Total stockholders' equity                                         70,306         67,350
                                                                         --------       --------
             Total liabilities and stockholders' equity                  $268,339       $426,813
                                                                         ========       ========


 The accompanying footnotes are an integral part of these financial statements

                          EMPRESS ENTERTAINMENT, INC

                       CONSOLIDATED STATEMENTS OF INCOME
                                (In Thousands)

                                            Three Months Ended September 30,    Nine Months Ended September 30,
                                            --------------------------------    -------------------------------
                                                  1999            1998               1999           1998
                                                ---------       ---------         ---------       ---------
                                                       (Unaudited)                       (Unaudited)
Revenues:
  Casino                                        $ 111,013       $  94,959         $ 315,904       $ 276,550
  Food and beverage                                 9,063           7,269            24,182          19,990
  Hotel, parking, retail and other                  3,044           1,817             6,809           5,182
                                                ---------       ---------         ---------       ---------
  Gross revenues                                  123,120         104,045           346,895         301,722
  Less: promotional allowances                     (4,084)         (2,944)          (11,187)         (7,896)
                                                ---------       ---------         ---------       ---------
    Net revenues                                  119,036         101,101           335,708         293,826

Operating Expenses:
  Casino                                           58,787          49,218           164,335         142,874
  Food and beverage                                 9,116           6,545            23,140          19,038
  Hotel, parking and  retail                        1,321           1,207             3,886           3,448
  Sales, general and administrative                10,361          11,453            31,088          33,417
  Other operating                                   4,920           4,830            15,375          14,335
  Corporate                                         2,709           1,586             5,876           4,153
  Pre-opening costs                                    --              --             1,461              --
  Depreciation and amortization                     5,576           5,185            16,013          15,457
                                                ---------       ---------         ---------       ---------
                                                   92,790          80,024           261,174         232,722
                                                ---------       ---------         ---------       ---------

Income from operations                             26,246          21,077            74,534          61,104

Other income (expense):
  Interest income                                     181           2,375             2,676           4,363
  Interest expense                                 (3,403)         (7,890)          (14,358)        (18,065)
                                                ---------       ---------         ---------       ---------
Income before state income taxes                   23,024          15,562            62,852          47,402

Provision for state income taxes                       85             127               435             321
                                                ---------       ---------         ---------       ---------
Net income before extraordinary loss               22,939          15,435            62,417          47,081

Extraordinary loss on early extinguishment
   of debt                                             --              --            10,203             292
                                                ---------       ---------         ---------       ---------
Net Income                                      $  22,939       $  15,435         $  52,214       $  46,789
                                                =========       =========         =========       =========


 The accompanying footnotes are an integral part of these financial statements

                          EMPRESS ENTERTAINMENT, INC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In Thousands)

                                                       Nine Months Ended September 30,
                                                       -------------------------------
                                                            1999            1998
                                                          ---------       ---------
                                                                 (Unaudited)
Cash flows from operating activities:
  Net income                                              $  52,214       $  46,789
  Adjustments to reconcile net income to cash
  provided by operating activities
     Depreciation and amortization                           16,013          15,457
     Extraordinary loss                                      10,203             292
     Amortize premium on US Treasuries                          296             310
     Loss on sale of property and equipment                      18              42
     Change in operating assets and liabilities:
       Accounts receivable                                     (743)          1,664
       Other current assets                                  (1,719)            412
       Accounts payable                                         730           3,359
       Accrued payroll and related expenses                     823            (737)
       Interest payable                                      (7,714)          7,770
       Other accrued liabilities                              5,731           2,881
                                                          ---------       ---------
Net cash provided by operating activities                    75,852          78,239
                                                          ---------       ---------

Cash flows from investing activities:
  Purchase of investments                                        --        (182,967)
  Proceeds from sale of investments                         161,099          30,970
  Decrease in interest receivable on investments              2,538              --
  Purchase of property and equipment                        (10,709)        (22,184)
  Increase in other assets                                   (8,213)        (10,278)
                                                          ---------       ---------
Net cash provided by (used in) investing activities         144,715        (184,459)
                                                          ---------       ---------
Cash flows from financing activities:
  Proceeds from borrowings                                   21,500         182,000
  Payments on borrowings                                   (182,500)        (58,524)
  Payment of premium on early retirment of debt              (8,070)             --
  Payment of financing costs                                     --          (6,412)
  Purchase of treasury stock                                     --          (4,667)
  Stockholder distributions                                 (49,258)        (38,665)
                                                          ---------       ---------
Net cash provided by (used in) financing activities        (218,328)         73,732
                                                          ---------       ---------
Net increase (decrease) in cash and cash equivalents          2,239         (32,488)

Cash and cash equivalents, beginning of period               33,555          73,257
                                                          ---------       ---------
Cash and cash equivalents, end of period                  $  35,794       $  40,769
                                                          =========       =========

Supplemental Disclosure of Cash Flow Information:
  Interest paid                                           $  22,072       $  10,144
  Income taxes paid                                       $     400       $     798


 The accompanying footnotes are an integral part of these financial statements

                          EMPRESS ENTERTAINMENT, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                (In Thousands)

                                                                     Additional                         Total
                                         Common        Treasury        Paid-in        Retained       Stockholders'
                                          Stock         Stock          Capital        Earnings          Equity
                                         ------        --------      ----------       --------       -------------
Balance December 31, 1996                 $  --        $    --         $16,548        $ 33,064         $ 49,612
Net income                                   --             --              --          46,304           46,304
Cash distributions to stockholders           --             --              --         (40,057)         (40,057)
                                          -----        -------         -------        --------         --------
Balance December 31, 1997                    --             --          16,548          39,311           55,859
Net income                                   --             --              --          61,326           61,326
Purchase of stock for treasury               --         (4,667)             --              --           (4,667)
Cash distributions to stockholders           --             --              --         (45,168)         (45,168)
                                          -----        -------         -------        --------         --------
Balance December 31, 1998                    --         (4,667)         16,548          55,469           67,350
Net income                                   --             --              --          52,214           52,214
Cash distributions to stockholders           --             --              --         (49,258)         (49,258)
                                          -----        -------         -------        --------         --------
Balance September 30, 1999                $  --        $(4,667)        $16,548        $ 58,425         $ 70,306
                                          =====        =======         =======        ========         ========


 The accompanying footnotes are an integral part of these financial statements

                          EMPRESS ENTERTAINMENT, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        SEPTEMBER 30, 1999 (Unaudited)


1.   Summary of Significant Accounting Policies

     Basis of Presentation

     The consolidated financial statements of Empress Entertainment, Inc. ("the Company") include the accounts of its wholly owned subsidiaries, Empress Casino Joliet Corporation ("Empress Joliet") incorporated on December 26, 1990, Empress Casino Hammond Corporation ("Empress Hammond") incorporated on November 25, 1992, Empress River Casino Finance Corporation ("Empress Finance") incorporated on January 7, 1994, and Empress Opportunities, Inc. ("Empress Opportunities") incorporated on July 14, 1998. Empress Finance was formed to issue $150 million 10 3/4% Senior Notes (the "Senior Notes") due 2002, all of which were redeemed on April 1, 1999. All significant intercompany transactions have been eliminated.

     The Company is engaged in the business of providing riverboat gaming and related entertainment to the public. Empress Joliet was granted a three year operating license from the Illinois Gaming Board on July 9, 1992, which was renewed in June, 1999 for a one year period through June, 2000, to operate the Empress I and Empress II riverboat casinos located on the Des Plaines River in Joliet, Illinois. Empress Hammond was granted a five-year operating license, with annual renewals thereafter, from the Indiana Gaming Commission on June 21, 1996 to operate the Empress III riverboat casino located on Lake Michigan in Hammond, Indiana. Empress Hammond commenced operations on June 28, 1996. The majority of the Company's customers reside in the Chicago metropolitan area.

     Empress Opportunities was formed as an unrestricted subsidiary to serve as a holding company, under which the Company is pursuing business opportunities other than the Company's gaming operations in Joliet, Illinois and Hammond, Indiana. Empress Racing, Inc. ("Empress Racing") was formed as an unrestricted subsidiary of Empress Opportunities to indirectly hold approximately 48% ownership interest in Kansas Racing, LLC, which acquired the Woodlands Racetrack in Kansas City, Kansas on December 31, 1998 in an auction pursuant to a proceeding under Chapter 7 of the U.S. Bankruptcy Code.

     The accompanying unaudited consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Interim results may not necessarily be indicative of results, which may be expected for any other interim period, or for the year as a whole. These consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. The accompanying unaudited consolidated financial statements contain adjustments which are, in the opinion of management, necessary to present fairly the financial position and results of operations for the periods indicated. Such adjustments include only normal recurring accruals.

     Reclassifications

     Certain amounts in prior years' financial statements have been reclassified to conform to the current year presentation.

2.  Plan of Merger

     On September 2, 1998, as amended on March 25, 1999 and July 23, 1999, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Horseshoe Gaming (Midwest), Inc. and certain of its affiliates ("Horseshoe Midwest"). The Merger Agreement if consummated, would result in the acquisition by Horseshoe Midwest, of all of the outstanding stock of Empress Hammond and Empress Joliet via two simultaneous merger transactions (the "Proposed Mergers"). The Proposed Mergers require regulatory approval from the Indiana Gaming Commission (the "IGC") and the Illinois Gaming Board (the "IGB") and closing on or before December 1, 1999. The Company has received approval for the Proposed Mergers from the IGC and is awaiting final approval from the IGB.

     Consummation of the Merger Agreement constitutes a "Change of Control" under the Indenture, dated as of June 18, 1998, by and among the Company, the Guarantors named therein and U.S. Bank Trust National Association, as Trustee, (the "Indenture") and will trigger Horseshoe Midwest's obligation to make an irrevocable offer to purchase an aggregate of up to $150 million principal amount of the Company's 8 1/8% Senior Subordinated Notes due 2006 (the "Notes") (the "Change of Control Offer") at a cash price equal to 101% of the principal amount plus accrued and unpaid interest. Holders of the Notes will have the option of tendering all or any portion of their Notes for redemption, or they may retain the Notes. The Company and/or Horseshoe Midwest intend to comply with the provisions of the Indenture. The Change of Control Offer must commence within 10 business days following the consummation of the transactions contemplated by the Merger Agreement and must remain open for at least 20 business days. Horseshoe Midwest must complete the repurchase of any Notes tendered in response to the Change of Control Offer no more than 30 business days after the consummation of the transactions as contemplated in the Merger Agreement.

3.  Early Retirement of Debt

     In June 1998, the Company irrevocably deposited $167.2 million (the "Covenant Defeasance") for the purpose of effecting the redemption of all of the Company's Senior Notes. On February 10, 1999, the Trustee sent out a Notice of Redemption to the holders of the Senior Notes announcing the redemption of such Senior Notes. On April 1, 1999, the Company redeemed all its $150 million Senior Notes, thus fulfilling all of its obligations related to the Senior Notes. The Company recognized an extraordinary loss of $10.2 million in the second quarter of fiscal 1999 due to this early retirement of debt, representing the premium paid on early retirement and the write off of unamortized deferred financing costs.

4.  Subsidiary Guarantors

     In conjunction with the Covenant Defeasance, the Company issued the Notes. The Notes are jointly, severally and unconditionally guaranteed on an unsecured senior subordinated basis by all existing and future Restricted Subsidiaries.

     The following tables present summarized balance sheet information of the Company as of September 30, 1999 and December 31, 1998 and summarized statement of income information for the three and nine months ended September 30, 1999 and 1998. The column labeled "Parent Company" represents the holding company for each of the Company's direct subsidiaries. The column labeled "Guarantors" represents each of the Company's restricted subsidiaries, all of which are wholly owned by the parent company. The column labeled "Non-Guarantors" represents the unrestricted subsidiaries.

     The Company believes that separate financial statements and other disclosures regarding the Guarantors, except as otherwise required under Regulation S-X, are not material to investors.

Summarized balance sheet information as of September 30, 1999 and December 31, 1998 is as follows:

                                                               September 30, 1999
                                 --------------------------------------------------------------------------------
                                                  Restricted      Unrestricted
                                  Parent         Subsidiaries     Subsidiaries
                                  Company        (Guarantors)   (Non-Guarantors)    Eliminations     Consolidated
                                 ---------       ------------   ----------------    ------------     ------------
Assets:
  Current assets                 $   1,190         $ 43,073        $      --         $      --         $ 44,263
  Non-current assets               170,245          216,663           11,047          (173,879)         224,076
                                 ---------         --------        ---------         ---------         --------
                                 $ 171,435         $259,736        $  11,047         $(173,879)        $268,339
                                 =========         ========        =========         =========         ========
Liabilities and Equity:
  Current liabilities            $   5,279         $ 27,754        $      --         $      --         $ 33,033
  Non-current liabilities          170,228          154,310           11,650          (171,188)         165,000
  Stockholders' equity              (4,072)          77,672             (603)           (2,691)          70,306
                                 ---------         --------        ---------         ---------         --------
                                 $ 171,435         $259,736        $  11,047         $(173,879)        $268,339
                                 =========         ========        =========         =========         ========

                                                               December 31, 1998
                                ---------------------------------------------------------------------------------
                                                  Restricted      Unrestricted
                                  Parent         Subsidiaries     Subsidiaries
                                  Company        (Guarantors)   (Non-Guarantors)    Eliminations     Consolidated
                                 ---------       ------------   ----------------    ------------     ------------
Assets:
  Current assets                 $   6,722         $196,773        $      --         $      --         $203,495
  Non-current assets               163,881          216,521            9,334          (166,418)         223,318
                                 ---------         --------        ---------         ---------         --------
                                 $ 170,603         $413,294        $   9,334         $(166,418)        $426,813
                                 =========         ========        =========         =========         ========
Liabilities and Equity:
  Current liabilities            $   7,132         $176,331        $      --         $      --         $183,463
  Non-current liabilities          177,671          152,518            9,538          (163,727)         176,000
  Stockholders' equity             (14,200)          84,445             (204)           (2,691)          67,350
                                 ---------         --------        ---------         ---------         --------
                                 $ 170,603         $413,294        $   9,334         $(166,418)        $426,813
                                 =========         ========        =========         =========         ========

Summarized statement of income information for the three months ended September 30, 1999 and 1998 is as follows:

                                                      Three Months Ended September 30, 1999
                                ---------------------------------------------------------------------------------
                                                  Restricted      Unrestricted
                                  Parent         Subsidiaries     Subsidiaries
                                  Company        (Guarantors)   (Non-Guarantors)    Eliminations     Consolidated
                                 ---------       ------------   ----------------    ------------     ------------
Net revenues                     $   1,510         $119,026        $      --         $  (1,500)        $119,036
Cost and expenses                    2,356           91,535              399            (1,500)          92,790
Net interest expense                   362            2,860               --                --            3,222
Net income (loss)                   (1,208)          24,546             (399)               --           22,939

                                                      Three Months Ended September 30, 1998
                                ---------------------------------------------------------------------------------
                                                  Restricted      Unrestricted
                                  Parent         Subsidiaries     Subsidiaries
                                  Company        (Guarantors)   (Non-Guarantors)    Eliminations     Consolidated
                                 ---------       ------------   ----------------    ------------     ------------
Net revenues                     $     600         $101,101        $      --         $    (600)        $101,101
Cost and expenses                    1,586           79,038               --              (600)          80,024
Net interest expense                   773            4,742               --                --            5,515
Net income (loss)                   (1,759)          17,194               --                --           15,435

Summarized statement of income information for the nine months ended September 30, 1999 and 1998 is as follows:

                                                        Nine Months Ended September 30, 1999
                                ---------------------------------------------------------------------------------
                                                  Restricted      Unrestricted
                                  Parent         Subsidiaries     Subsidiaries
                                  Company        (Guarantors)   (Non-Guarantors)    Eliminations     Consolidated
                                 ---------       ------------   ----------------    ------------     ------------
Net revenues                     $   4,510         $335,698        $      --         $  (4,500)        $335,708
Cost and expenses                    5,615          259,660              399            (4,500)         261,174
Net interest expense                 1,208           10,474               --                --           11,682
Net income (loss) before
  extraordinary loss                (2,313)          65,129             (399)               --           62,417

                                                       Nine Months Ended September 30, 1998
                                ---------------------------------------------------------------------------------
                                                  Restricted      Unrestricted
                                  Parent         Subsidiaries     Subsidiaries
                                  Company        (Guarantors)   (Non-Guarantors)    Eliminations     Consolidated
                                 ---------       ------------   ----------------    ------------     ------------
Net revenues                     $   1,800         $293,826        $      --         $  (1,800)        $293,826
Cost and expenses                    4,153          230,369               --            (1,800)         232,722
Net interest expense                 2,191           11,511               --                --           13,702
Net income (loss) before
   extraordinary loss               (4,544)          51,625               --                --           47,081

5.  Commitments and Contingencies

     In August 1999, the Company executed two amendments to its Development Agreement concerning its financial commitments with the City of Hammond, Indiana.

     The first amendment requires the Company to satisfy its $10 million commercial commitment as follows:

     o The payment of $0.5 million for the purchase of property in the City of Hammond, which was consummated in June 1999;

     o A cash grant of $3.0 million to the City of Hammond for the City's unrestricted use in one or more public projects, which was paid in August, 1999;

     o The purchase of $3.0 million in revenue bond anticipation notes, which must be repaid to the Company by December 31, 2000. $2.0 million of such revenue bond anticipation notes were purchased in June, 1999 and $1.0 million were purchased in August, 1999;

     o The expenditure of $2.5 million for the development of retail or commercial facilities to be made by December 31, 2005; and

     o The expenditure of $1.0 million for parking facilities and for the acquisition of the hotel parcel.

     The second amendment addresses the Company's commitment to construct a $10.0 million hotel in the City of Hammond. The second amendment requires the Company to commence construction of the hotel facilities on or before August 1, 2000 and to diligently pursue its completion.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        HORSESHOE GAMING HOLDING CORP.



                                        By:  /s/ KIRK C. SAYLOR
                                            -------------------------------
                                            Name: Kirk C. Saylor
                                            Title:  Chief Financial Officer


Date: February 11, 2000